Exhibit 8.2

Three Bryant Park 1095 Avenue of the Americas New York, NY 10036-6797 +1 212 698 3500 Main +1 212 698 3599 Fax www.dechert.com

March 6, 2025

Enfusion, Inc.

125 South Clark Street, Suite 750

Chicago, IL 60603

Ladies and Gentlemen:

We have acted as counsel to Enfusion, Inc., a Delaware corporation (the “Company”), in connection with the Corporate Mergers described in that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 10, 2025, by and among the Company, Enfusion Ltd. LLC, a Delaware limited liability company (the “Operating Company”), Clearwater Analytics Holdings, Inc., a Delaware corporation (“Parent”), Poseidon Acquirer, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Acquirer”), Poseidon Merger Sub I, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Poseidon Merger Sub II, LLC, a Delaware limited liability company and an indirect subsidiary of Parent (“Merger Sub II”). Capitalized terms not defined herein have the meanings specified in the Merger Agreement.

At your request, and in connection with the filing of the Form S-4 by Parent with the Securities and Exchange Commission (File No. 333-284816) (the “Registration Statement”), including the proxy statement/prospectus forming a part thereof (“Proxy Statement/Prospectus”), we are rendering our opinion regarding certain U.S. federal income tax matters.

In rendering our opinion, we have examined and, with your consent, are expressly relying upon (without independent investigation or review thereof) the truth, accuracy, and completeness at all relevant times, of the following: (i) the Merger Agreement (including any exhibits or schedules thereto and the documents referenced therein); (ii) the Registration Statement, including the Proxy Statement/Prospectus; (iii) the officer’s certificates, dated as of the date hereof, of Parent and the Company, delivered to us for purposes of rendering this opinion (the “Officer’s Certificates”) and (iv) such other documents, information and materials as we have deemed necessary or appropriate for purposes of our opinion. We have assumed that such documents are duly authorized, valid and enforceable. In our examination of the documents, we have assumed that the parties thereto had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

Enfusion, Inc. March 6, 2025

In addition, we have assumed, with your consent, that:

1. All parties to the Merger Agreement, and to any other documents reviewed by us, have acted and will act in accordance with the terms of the Merger Agreement and such other documents;

2. The Corporate Mergers will be consummated pursuant to, and in accordance with, the terms and conditions (assuming, for this purpose, (a) as of the Effective Time, the aggregate fair market value of the Parent Class A Common Stock to be received by the holders of Company Common Stock pursuant to the Merger Agreement will be at least 40 percent of the fair market value of the total consideration received by such holders in exchange for their Company Common Stock, (b) each of the Second Merger Conditions is met and (c) each of the Merger and the Second Merger is in fact consummated) set forth in the Merger Agreement and the documents referenced therein, without the waiver or modification of any such terms and conditions, and as described in the Registration Statement;

3. All facts, information, statements, covenants, representations, warranties and agreements made by or on behalf of Parent, the Company, the Operating Company, Acquirer and Merger Sub in the Merger Agreement, the documents referenced therein, and the Registration Statement are and, at all times up to the Effective Time, will continue to be true, complete and correct;

4. The statements and representations (which statements and representations we have neither investigated nor verified) made by Parent and the Company in their respective Officer’s Certificates are true, complete and correct at all times up to and including the Effective Time;

5. All facts, information, statements, covenants, representations, warranties and agreements made by or on behalf of Parent, the Company, the Operating Company, Acquirer and Merger Sub in the Merger Agreement, the documents referenced therein, the Registration Statement and the Officer’s Certificates that are qualified by the knowledge and/or belief of any person or entity are and, at all times up to the Effective Time, will continue to be true, complete and correct as though not so qualified;

6. None of the terms and conditions contained in the Merger Agreement, the documents referenced therein or the Registration Statement have been or will be waived or modified in any respect;

7. The Corporate Mergers will qualify as statutory mergers under the DGCL; and

Enfusion, Inc. March 6, 2025

8. Parent, the Company, the Operating Company, Acquirer and Merger Sub will report the Corporate Mergers for all U.S. federal income tax reporting purposes in a manner consistent with this opinion.

We also have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures and the legal capacity of signatories. Moreover, we have assumed that all facts, information, statements and representations contained in the documents we have reviewed were true, complete and correct at the time made and will continue to be true, complete and correct at all times up to the Effective Time, and that all such facts, information, statements and representations can be established to the Internal Revenue Service or courts, if necessary, by clear and convincing evidence. If any of the assumptions described above are untrue for any reason, or if the Corporate Mergers are consummated other than in accordance with the terms and conditions set forth in the Merger Agreement and the documents referenced therein, our opinion as expressed below may be adversely affected.

No opinion is expressed as to any transaction other than the Corporate Mergers as described in the Merger Agreement and in the Registration Statement, or any matter other than those specifically covered by this opinion. This opinion does not address the U.S. federal income tax treatment of any shareholder subject to special rules under the Internal Revenue Code of 1986, as amended (the “Code”) or the Treasury Regulations and is otherwise limited to the matters discussed in the section entitled “Material U.S. Federal Income Tax Consequences of the Corporate Mergers” in the Registration Statement (the “Tax Discussion”), subject to the assumptions, limitations and qualifications stated in such section. Our opinion is based on the Code, the Treasury Regulations, case law and published rulings and other pronouncements of the Internal Revenue Service, as in effect on the date hereof. No assurances can be given that such authorities will not be amended or otherwise changed at any time, possibly with retroactive effect. We assume no obligation to advise you of any such subsequent changes, or, except as may be required by the Merger Agreement, to update or supplement this opinion to reflect any change in facts, circumstances or law after the date hereof. Any change in the applicable law or regulations, or any new administrative or judicial interpretation of the applicable law or regulations, may affect the continuing validity of our opinion.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Tax Discussion, it is our opinion that the Corporate Mergers, taken together, will qualify as a “reorganization” under Section 368(a) of the Code.

Enfusion, Inc. March 6, 2025

Our opinion relates solely to the specific matters set forth above and is limited to the referenced U.S. federal income tax matters. No opinion is expressed, or should be inferred, as to any other U.S. federal, state, local or non-U.S. income, estate, gift, transfer, sales, use or other tax consequences that may result from the Corporate Mergers. Our opinion is limited to legal rather than factual matters and has no official status or binding effect of any kind. Accordingly, we cannot assure you that the Internal Revenue Service or a court will agree with our opinion and will not assert a contrary position. The opinion expressed herein is being furnished in connection with the filing of the Registration Statement and may not be used or relied upon for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 8.2 to the Registration Statement and to the references to this opinion in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Dechert LLP
DECHERT LLP

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